Exhibit 10.11.6

FIFTH AMENDMENT TO CREDIT AGREEMENT

THIS FIFTH AMENDMENT (“Amendment”) is made as of the 3rd day of September, 2009, by and between Amerigon Incorporated (herein called “Company”) and Comerica Bank (herein called the “Bank”).

RECITALS:

A. Company and Bank entered into that certain Amended and Restated Credit Agreement dated as of October 28, 2005, entered into by and between Company and Bank, as amended by First Amendment to Credit Agreement dated as of February 6, 2008, as amended by Second Amendment to Credit Agreement dated as of April 29, 2008, as amended by Third Amendment to Credit Agreement dated as of October 7, 2008 and as amended by Fourth Amendment to Credit Agreement dated as of August 6, 2009 (as further amended or otherwise modified from time to time, the “Credit Agreement”), under which the Bank extended (or committed to extend) credit to Company, as set forth therein.

B. Company has requested that Bank make certain amendments to the Credit Agreement, and Bank is willing to do so, but only on the terms and conditions set forth in this Amendment.

NOW, THEREFORE, Company and Bank agree:

1. Clause (k) of the definition of “Eligible Accounts” is hereby amended to add the following at the end of such clause:

“provided, however, that until the Bank gives the Company written notice to the contrary, the requirement under this clause (iv) shall not apply to Accounts with respect to which Lear Corporation or any of its Subsidiaries is the Account Debtor that were created after July 7, 2009;”

2. This Amendment shall become effective (according to the terms hereof) on the date that the following conditions have been fully satisfied by Company (“Amendment Effective Date”):

(a)	Bank shall have received counterpart originals of this Amendment, in each case duly executed and delivered by Company in form satisfactory to Bank.

(b)	Bank shall have received counterpart originals of the Acknowledgment of Guarantor in the form attached hereto as Attachment 1, duly executed and delivered by the BSST LLC.

3. Company hereby represents and warrants that, after giving effect to the amendments to the Credit Agreement contained herein, (a) execution and delivery of this Amendment are within such party’s corporate powers, have been duly authorized, are not in contravention of law or the terms of their respective articles of incorporation or bylaws, and except as have been previously obtained do not require the consent or approval, material to the amendments contemplated in this Amendment, of any governmental body, agency or authority, and this Amendment and the Credit Agreement will constitute the valid and binding obligations of such undersigned parties enforceable in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether enforcement is sought in a proceeding in equity or at law), (b) the continuing representations and warranties set forth in Sections 6.1 through 6.15 inclusive, of the Credit Agreement are true and correct on and as of the date hereof, and such representations and warranties are and shall remain continuing representations and warranties during the entire life of the Credit Agreement, and (c) after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

4. Company and Bank each hereby ratify and confirm their respective obligations under the Credit Agreement, as amended by this Amendment and agree that the Credit Agreement hereby remains in full force and effect after giving effect to the effectiveness of this Amendment and that, upon such effectiveness, all references in such Loan Documents to the “Credit Agreement” shall be references to the Credit Agreement as amended by this Amendment.

5. Except as specifically set forth above, this Amendment shall not be deemed to amend or alter in any respect the terms and conditions of the Credit Agreement or the Revolving Credit Note, or to constitute a waiver by Bank of any right or remedy under or a consent to any transaction not meeting the terms and conditions of the Credit Agreement, the Revolving Credit Note or any of the other Loan Documents.

6. Unless otherwise defined to the contrary herein, all capitalized terms used in this Amendment shall have the meaning set forth in the Credit Agreement.

7. This Amendment may be executed in counterpart.

8. This Amendment shall be construed in accordance with and governed by the laws of the State of Michigan.

WITNESS the due execution hereof on the day and year first above written.

COMERICA BANK

By:	/s/ Steven J. McCormack
Steven J. McCormack

Its:	Vice President

AMERIGON INCORPORATED

By:	/s/ Barry G. Steele
Barry G. Steele

Its:	Chief Financial Officer

ATTACHMENT 1

ACKNOWLEDGMENT OF GUARANTOR

BSST LLC hereby acknowledges that (a) it previously entered into a Guaranty dated October 28, 2005 in favor of Bank with respect to the obligations of Company and (b) Company and Bank have executed an Amendment dated as of date hereof (the “Amendment”) to such Credit Agreement (the Credit Agreement as amended thereby, the “Amended Credit Agreement”). BSST LLC hereby ratifies and confirms its obligations under the Amended Credit Agreement and the Guaranty, and agrees that the Guaranty remains in full force and effect after giving effect to the effectiveness of the Amendment, that BSST LLC’s obligations thereunder are not subject to any defense, offset or counterclaim and that, upon such effectiveness, all references in such Amended Credit Agreement and the Guaranty to the “Credit Agreement” shall be references to the Amended Credit Agreement. Capitalized terms not otherwise defined herein will have the meanings given in the Amended Credit Agreement. This acknowledgment shall be governed by and construed in accordance with the laws of, and be enforceable in, the State of Michigan.

BSST LLC

By:	/s/ Sandra L. Grouf

Its:	Chief Financial Officer

Dated: September 3, 2009